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Exhibit 99.1

FORM OF

LETTER OF TRANSMITTAL

        This letter of transmittal relates to the offer to exchange, commencing on                        , 2014, an aggregate of new common shares of Dorian LPG Ltd. (the "Company") that have been registered for exchange, or the Exchange Shares, for an equivalent number of common shares, previously sold in private offerings, or the Original Shares, (the "Exchange Offer") pursuant to the Prospectus dated                        , 2014 (the "Prospectus"). DNB Bank ASA has been appointed to serve as the Norwegian Exchange Agent.

        Properly completed and signed letter of transmittals may be faxed, sent by post or delivered to the Norwegian Exchange Agent:

DNB Bank ASA
Registrars Department
P.O. Box 1600 Sentrum
0021 Oslo
Norway
Tel +47 23 26 80 16
Fax +47 22 48 29 80
E-mail: konv@dnb.no

1)    Shareholdings registered with the VPS:

The Company's share register shows on                        , 2014

    VPS Account: "pre printed"
    Number of Original Shares: "pre printed"
    Rights holder registered: "pre printed"

2)    Details for the delivery of the Exchange Shares:

        The undersigned hereby instructs the agents of the Company to cause the deposit of the Exchange Shares to the Depository Trust Company (DTC) Participant Account Number set forth below and has indicated below the undersigned's underlying Customer Brokerage Account Number at such DTC Participant.

Depository Trust Company (DTC) Participant

    DTC Participant Name:

    DTC Participant Number:

    DTC Participant Account Number:

 Customer Brokerage Account Number

        (Customer brokerage account number is your personal account number with the DTC Participant.)

    Undersigned's account number with Broker:

    Broker Representative Name:

    Broker Representative Phone Number

    Broker Representative's E-mail

        In order for the Exchange Shares to be credited to your account, you must instruct your Broker Representative at your Broker to receive the Exchange Shares on the settlement date (shares will be delivered/transferred via DTC, FOV Free of Value, from Computershare Trust Co. N.A. DTC

Participant #                        . Please provide this information to your broker), which is expected to be two business days following the Expiration Date of the Exchange Offer from Computershare Trust Company N.A., the Company's U.S. Transfer Agent ("Computershare") in accordance with its standard settlement procedures.

        3)    If you do not have an account with a DTC participant, you may elect to receive the Exchange Shares through a Direct Registration System (DRS) Account at Computershare. The Direct Registration System is a method of recording shares of stock electronically in book-entry form. In order to hold shares of the Company in DRS, a shareholder must open an account with Computershare. If you elect to hold your Exchange Shares in DRS, you will receive an account statement from Computershare. In the future, you will be able to transfer your shares from DRS to an account at a DTC Participant if you choose. In order to take further actions with respect to shares held in DRS, you will need to contact Computershare at                        .

        To receive your Exchange Shares in DRS, you must check the box and complete the following:

  ☐
  The undersigned elects to receive the Exchange Shares in a new account in the Direct Registration System at Computershare Trust Company N.A.

      Shareholder Name:

      Shareholder Address:

        UNSETTLED TRANSACTIONS:    For transactions that have not been settled through a customer brokerage account within 10 business days, Computershare will deliver the Exchange Shares through a DRS Account in your name established for the purpose of facilitating delivery of the Exchange Shares.

        EXPIRATION DATE:    The Exchange Offer expires at 5:00 p.m., New York City time (11:00 p.m. Oslo time), on                        2014, unless extended as described in the Prospectus (as extended, the "Expiration Date"). Shareholders who own shares in the Company allocated to more than one VPS-account will receive one letter of transmittal for each account. All letters of transmittals must be completed, signed and returned within the deadline.

        CERTAIN INFORMATION ABOUT THE EXCHANGE OFFER:    Under the terms of the Exchange Offer, you will not be able to sell, pledge or otherwise encumber or transfer to another VPS-account the Original Shares that are covered by this letter of transmittal. The Company will settle all directly attributable VPS-transaction costs that may occur as a direct consequence of your acceptance of the Exchange Offer. You will be responsible for any and all fees charged by your bank or brokerage when you receive the Exchange Shares.

        The Exchange Offer cannot be accepted in any jurisdictions in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdictions.

        The Exchange Offer is subject to certain conditions as set forth in the Prospectus under the caption "The Exchange Offer—Conditions of the Exchange Offer." As a result of these conditions (which may be waived, in whole or in part, by the Company), as more particularly set forth in the Prospectus, the Company may not be required to exchange any of the Original Shares tendered hereby and, in such event, the Original Shares not exchanged will be returned to the undersigned at the address shown above, promptly following the expiration or termination of the Exchange Offer. In addition, the Company may amend the Exchange Offer at any time prior to the Expiration Date if any of the conditions set forth under "The Exchange Offer—Conditions of the Exchange Offer" occur. In the event of any material change in the Exchange Offer, including the waiver of a material condition of the Exchange Offer, the offer period will be extended for at least five business days following notice of the material change.

        Tenders of Original Shares pursuant to any one of the procedures described in the Prospectus will, upon the Company's acceptance for exchange of such tendered Original Shares, constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer. Under the circumstances set forth in the Prospectus, the Company may not be required to accept for exchange any of the Original Shares.

        In accordance with the Norwegian Securities Trading Act, the Norwegian Exchange Agent must categorize all new customers in one of three customer categories. All shareholders delivering this letter of transmittal and which are not existing clients of the Norwegian Exchange Agent will be categorized as non-professional clients. For further information about the categorization, the shareholder may contact the Norwegian Exchange Agent. The Norwegian Exchange Agent will treat the delivery of this letter of transmittal as an execution only instruction from the shareholder to exchange his/her shares under the Exchange Offer, since the Norwegian Exchange Agent is not in the position to determine whether the acceptance and exchange of shares is suitable or not for the shareholder.

To the Company and the Norwegian Exchange Agent:

1.
I/we irrevocably accept the offer to exchange all of my/our Original Shares for Exchange Shares in accordance with the terms and conditions set out in the Prospectus and this letter of transmittal (which together, as amended, supplemented or modified from time to time, constitute the "Exchange Offer").

2.
I/we accept the Exchange Offer for all of my/our Original Shares. The acceptance comprises, in addition to the Original Shares I/we have registered on the VPS-account stated at the top of this letter of transmittal, any Original Shares I/we have or will acquire and which are credited to the above-mentioned VPS-account until the Original Shares are debited my/our VPS-account.

3.
The Norwegian Exchange Agent is irrevocably authorized, subject to the withdrawal rights described below, to block the Original Shares on the above-mentioned VPS-account in favor of the Norwegian Exchange Agent on behalf of the Company.

4.
The Norwegian Exchange Agent is irrevocably authorized, subject to the withdrawal rights described below, to tender the Original Shares to the Company against exchange of the Exchange Shares. Upon the terms and subject to the conditions of the Exchange Offer (and if the Exchange Offer is extended or amended, the terms of any such extension or amendment), effective upon acceptance for the Original Shares tendered herewith, the undersigned (i) will have irrevocably sold, assigned and transferred to the Company all right, title and interest in, to and under all of the Original Shares tendered for exchange hereby; and (ii) appoints the Norwegian Exchange Agent as the true and lawful agent and attorney-in-fact (with full knowledge that the Norwegian Exchange Agent also acts as agent for the Company) of such holder of Original Shares with respect to such Original Shares, with full power of substitution, to (x) transfer ownership of such Original Shares on the account books maintained by Computershare as the Company's U.S.

Transfer Agent and Registrar (the "Transfer Agent") (together with all accompanying evidences of transfer and authenticity), (y) take any action necessary to transfer such Original Shares to the Company; and (z) receive all benefits and otherwise exercise all rights and incidents of ownership with respect to such Original Shares, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed to be irrevocable and coupled with an interest.

5.
The Original Shares will be transferred free of any encumbrances or other third-party rights whatsoever and with all shareholder rights attached to them. I/we acknowledge that this acceptance will only be regarded as valid if any third party with registered encumbrances or other third-party rights over the above-mentioned VPS account has approved by signing this letter of transmittal that the Original Shares may be exchanged free of any encumbrances or other third-party rights with Exchange Shares. The undersigned represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Original Shares and to acquire Exchange Shares issuable upon the exchange of such tendered Original Shares, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Original Shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of the tendered Original Shares or transfer ownership of such Original Shares on the account books maintained by the Transfer Agent.

6.
By tendering Original Shares and executing this letter of transmittal, the undersigned represents that (1) the Exchange Shares acquired pursuant to the Exchange Offer will be, and the Original Shares being tendered were, acquired in the ordinary course of business of the undersigned, (2) the undersigned is not engaging in and does not intend to engage in a distribution of the Exchange Shares, (3) the undersigned does not have an arrangement or understanding with any person to participate in the distribution of such Exchange Shares, (4) the undersigned is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended, and (5) the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations. If the undersigned is a broker-dealer that will receive Exchange Shares for its own account in exchange for Original Shares that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a Prospectus meeting the requirements of the Securities Act of 1933, as amended, in connection with any resale of such Exchange Shares to the extent required by applicable law or regulation or SEC pronouncement. By acknowledging that it will deliver and by delivering a Prospectus meeting the requirements of the Securities Act of 1933, as amended, in connection with any resale of such Exchange Shares, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended.

7.
Any holder of Original Shares using the Exchange Offer to participate in a distribution of the Exchange Shares (i) cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its interpretive letter with respect to Exxon Capital Holdings Corporation (available May 13, 1988) or similar interpretive letters and (ii) must comply with the registration and Prospectus delivery requirements of the Securities Act of 1933, as amended, in connection with a secondary resale transaction.

8.
All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Tendered Original

Shares may be withdrawn at any time prior to the Expiration Date in accordance with the terms of this letter of transmittal. You may withdraw your tender of Original Shares at any time prior to the Expiration Date.

9.
For a withdrawal of tendered Original Shares to be effective, a written notice of withdrawal must be received by the Norwegian Exchange Agent, at its address set forth above prior to the Expiration Date. Any such notice of withdrawal must: (i) specify the name of the person who tendered the Original Shares to be withdrawn; (ii) identify the Original Shares to be withdrawn; and (iii) be signed by the holder of such Original Shares in the same manner as the original signature on the letter of transmittal by which such Original Shares were tendered or be accompanied by (i) documents of transfer sufficient to have our Transfer Agent register the transfer of the Original Shares into the name of the person withdrawing such Original Shares, and

  (ii) a properly completed irrevocable proxy authorizing such person to effect such withdrawal on behalf of such holder.

10.
All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by the Company, and our determination shall be final and binding on all parties. Any Original Shares withdrawn will be considered not to have been validly tendered for exchange for the purposes of the Exchange Offer. Any Original Shares that have been tendered for exchange but that are not exchanged for any reason will be returned to you without cost promptly after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Original Shares may be re-tendered at any time on or prior to the Expiration Date.

Place	Date	Binding Signature*	Telephone
*
If signed by power of attorney, the power of attorney (and with respect to companies, Certificate of Registration or similar documentation) shall be enclosed.

*
If signed by a person with signatory right, Certificate of Registration or similar documentation shall be enclosed.

Rights holder:

        If there is a registered rights holder on the VPS account, this will be marked with a YES in the right-hand box on the letter of transmittal. As rights holder(s), the undersigned consents to the transaction being carried out on the above-mentioned terms and that the shares are transferred to the Company free of any liens or encumbrances.

Place	Date	Rights holder's binding Signature*
*
If signed by power of attorney, the power of attorney (and with respect to companies, Certificate of Registration or similar documentation) shall be enclosed.

*
If signed by a person with signatory right, Certificate of Registration or similar documentation shall be enclosed.

*
If more than one rights holder is registered, each rights holder must sign.

*
Please include all 6 pages when you return the completed and signed letter of transmittal.

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  Exhibit 99.1
FORM OF LETTER OF TRANSMITTAL
The Company's share register shows on , 2014
Depository Trust Company (DTC) Participant
Customer Brokerage Account Number
To the Company and the Norwegian Exchange Agent